EXHIBIT 31.1

 I, Michael Nott, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Gunpowder Gold Corporation;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: June 18, 2012

/s/ Michael Nott
Michael Nott
Chief Executive Officer and President